PAGE 1

                       ARCHER-DANIELS-MIDLAND COMPANY
               4666 Faries Parkway, Decatur, Illinois 62526
________________________________________________________________
____________
                         NOTICE OF ANNUAL MEETING
________________________________________________________________
____________

To All Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of
Archer-Daniels-Midland Company, a Delaware corporation, will be held at the JAMES R. RANDALL RESEARCH CENTER(formerly
ADM/LAKEVIEW OFFICE), 1001 BRUSH COLLEGE ROAD, DECATUR,
ILLINOIS, on Thursday, October 22, 1998, at 10:00 A.M., for the following purposes:

     (1) To fix the number of Directors and to elect Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     (2) To ratify the appointment by the Board of Directors of Ernst &
          Young LLP as independent accountants to audit the accounts of the
          Company for the fiscal year ending June 30, 1999;

     (3) If properly presented, to consider and act upon the Stockholder's proposal set forth in the proxy statement; and

     (4) To transact such other business as may properly come before the meeting.

                                          By Order of the Board
of Directors

                                          D. J. Smith, Secretary

September 16, 1998
1
PAGE 2

                       ARCHER-DANIELS-MIDLAND COMPANY
                4666 Faries Parkway, Decatur, Illinois 62526

                            September 16, 1998

                             PROXY STATEMENT

General Matters

     The accompanying proxy is SOLICITED BY THE BOARD OF DIRECTORS of Archer-Daniels-Midland Company (the "Company") for the Annual Meeting of Stockholders of the Company to be held at the JAMES R. RANDALL RESEARCH CENTER (formerly ADM/LAKEVIEW OFFICE), 1001 BRUSH COLLEGE ROAD, DECATUR, ILLINOIS, on Thursday, October 22, 1998, at 10:00 A.M. This Proxy Statement and the enclosed form of proxy are first being mailed to Stockholders on or about September 16, 1998.

     The cost of solicitation of proxies will be borne by the Company. Georgeson & Company Inc. has been retained by the Company to assist in solicitation of proxies at a fee of $16,500, plus reasonable out-of-pocket expenses. Solicitation other than by mail may be made by officers or by regular employees of the Company or by employees of Georgeson & Company Inc. by personal or telephone solicitation, the cost of which is expected to be nominal. The Company will reimburse brokerage firms and other securities custodians for their reasonable expenses in forwarding proxy materials to their principals.

     Only holders of shares of Common Stock of record at the close of business on August 24, 1998 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on August 24, 1998, the Company had outstanding 568,417,508 shares of Common Stock, each share being entitled to one vote.

     Attendance to the Annual Meeting will be limited to Stockholders. If you are a Stockholder of record and plan to attend, please detach the admission ticket from the bottom of your proxy card and bring it with you to the Annual Meeting.
The number of people admitted will be determined by how the shares are registered, as indicated on the admission ticket. If you are a Stockholder whose shares are held by a broker, bank or other nominee, please request an admission ticket by writing to:
Archer-Daniels-Midland Company Shareholder Relations, 4666 Faries Parkway, Decatur, IL 62526-5666. Evidence of your stock ownership, which you can obtain from your bank or stockbroker, must accompany your letter. Stockholders who are not pre-registered will only be admitted to the meeting upon verification of stock ownership. The number of tickets sent will be determined by the manner in which shares are registered. If your request is received by October 16, 1998, an admission ticket will be mailed to you. All other admission tickets can be obtained at the registration table located at the James R. Randall Research Center (formerly ADM/Lakeview Office) lobby beginning at 8:30 A.M. on the day of the Annual Meeting.

     Shares represented by proxies in the form enclosed, properly executed, will be voted. Proxies may be revoked at any time prior to being voted.






Principal Holders of Voting Securities

     The following Stockholder is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, based upon filings thereof with the Securities and Exchange Commission.

Name and Address of Beneficial Owner         Amount
Percent of Class

State Farm Mutual Automobile Insurance    46,047,686
8.10%
  Company and Related Entities
Bloomington, Illinois  61701

2
PAGE 3
Election of Directors

     It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to fix at twelve (12) the number of Directors to be elected and to elect the nominees named below.

     The nominees proposed for election to the Board of Directors are all presently members of the Board. Mr. Shreve M.
Archer, Jr., a member of the Board since 1948, retired as a member of the Board of Directors and was elected as a Director
Emeritus effective July 23,1998.

          The proxies (unless otherwise directed) will be voted for the election of the nominees named herein as Directors to hold office until the next succeeding Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event any nominee for Director becomes unavailable, it is intended that the persons named in the proxy may vote for a substitute who will be designated by the Board of Directors. The Board has no reason to believe that any nominee will be unable to serve as a Director. All present members have served continuously as Directors from the year stated.

     The nominees, their age, position with the Company, principal occupation, directorships of other publicly-owned companies, the year in which each first became a Director, and the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each are shown in the following table. Except for Ms. Mollie Hale Carter and Messrs. Richard Burt and Andrew Young, all of the nominees have been Executive Officers of their respective companies or employed as otherwise specified below for at least the last five years. Ms. Carter was a Senior Investment Officer for the John Hancock Mutual Life Insurance Company from 1987 until 1997 at which time she became Chairman of Sunflower Bank in Salina, Kansas and Vice
President of Star A, Inc.   Until 1994, Mr. Richard Burt was a
partner with McKinsey & Company specializing in international business strategy and telecommunications at which time he became Chairman of International Equity Partners and later in 1998 formed IEP Advisors, LLP of which he serves as Chairman. Ambassador Andrew Young served as Vice-Chairman of the Law Companies Group from January 1990 until 1996 when he retired from this position to serve as Co-Chairman of the Atlantic Committee for the Olympic Games. In January 1997, Ambassador Young was appointed as Co-Chairman of GoodWorks International and in 1998 was appointed Chairman of that company.

     The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of Directors is required for the election of Directors. For this purpose, a Stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and is in effect a negative vote, but a Stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors.

3
PAGE 4

Name, Age, Principal Occupation or  Year First    Common         Percent
Position, Directorships of Other    Elected as    Stock             of
Publicly-Owned Companies             Director     Owned           Class
D. O. Andreas, 80, Chairman    1966    24,647,4 (1)(2)  4.34
of the Board. He is a                        85 (3)
Director of Hollinger
International, Inc.

*Mollie Hale Carter, 36,       1996    11,908,7 (2)(4)  2.10
Chairman,    Sunflower Bank                  42
and Vice President, Star A,
Inc. (farming and ranch
operation).

*G. O. Coan, 62, Chief         1995    3,169,22 (2)(5)  **
Executive Officer of Gold                     9
Kist Inc. (a farmer-owned
cooperative).  He is a
Director of SunTrust Banks
Inc. and Cotton States Life
Insurance Company.

*G. Allen Andreas, 55,         1997    3,392,62 (1)(6)  **
President and Chief Executive                 4
Officer of the Company.

John R. Block, 63, President,  1996       2,728 (2)     **
Food Distributors
International.  He is a
Director of Deere & Company
and Hormel Foods Corporation.

J. K. Vanier, 70, Chief        1978    10,110,5 (2)(7)  1.78
Executive Officer, Western                   91
Star Ag. Resources,
Inc.(investments and
livestock).

M. Brian Mulroney, 59, Senior  1993       8,197 (2)     **
Partner in the law firm of
Ogilvy Renault.  He is a
Director of Barrick Gold
Corporation, Petrofina S.A.,
The TrizecHahn Corporation,
Cendant Corporation and
Quebecor Printing, Inc.

O. G. Webb, 62, farmer.        1991    2,761,83 (2)(8)  **
Chairman of the Board and                     1
President, GROWMARK, Inc.
(farmer-owned cooperative).

Richard Burt, 51, Chairman of  1996       2,431 (2)     **
IEP Advisors, LLP(a direct
investment and advisory
services organization).  Mr.
Burt is a Director of
Hollinger International,
Inc., Wierton Steel
Corporation, Paine Webber
Mutual Funds, Powerhouse
Technologies, Inc. and
Homestead Mining Company.

F. Ross Johnson, 66, Chairman  1989     166,119 (2)     **
of RJM Group, Inc. (an
international management and
advisory organization).  He
is a Director of American
Express Company, Power
Corporation of Canada and
Noma Industries of Canada.

*Robert S. Strauss, 79,        1992      42,418 (2)     **
Partner in the law firm of
Akin, Gump, Strauss, Hauer &
Feld. Mr. Strauss is a
Director of Hollinger
International, Inc. and
Gulfstream.

Andrew Young, 66, Chairman of  1997       5,091 (2)     **
GoodWorks International (a
specialty consulting group).
Mr. Young is a Director of
Delta Airlines, Inc., Argus
Inc., Host Marriott
Corporation, Cox
Communication Inc. and Thomas
Nelson, Inc.


*  Member of the Executive Committee
** Less than 1% of outstanding shares

4

PAGE 5

(1) Includes shares allocated as a beneficiary under the Company's Tax Reduction Act Stock Ownership Plan (TRASOP) and
ADM Savings & Investment Plan.

(2) Includes stock units allocated under the Company's Stock
Unit Plan for Nonemployee Directors that are deemed to be the equivalent of outstanding shares of Common Stock for bookkeeping and valuation purposes.

(3) Includes 22,362,285 shares in which Mr. Andreas disclaims any beneficial interest, in trust for members of his family of which he is a Trustee and in a partnership of which Mr. Andreas is the Managing Partner which includes 159,521 shares held for Mr. G. Allen Andreas.

(4) Includes 4,101,617 shares owned by or in trust for members of Ms. Carter's family in which Ms. Carter disclaims beneficial interest in 21,264 shares. Includes 4,399,595 shares owned by Star A, Inc. and 3,375,405 shares owned by Star E, Inc., family corporations, with respect to which Ms. Carter disclaims any beneficial interest in 4,094,703 shares and 3,187,882 shares, respectively.

(5) Includes 3,161,601 shares owned by Gold Kist Inc. and 161 shares owned by a member of Mr. Coan's family in which Mr. Coan disclaims any beneficial interest.

(6) Includes 3,133,775 shares, in which Mr. Andreas disclaims any beneficial interest, in trust for members of his family of which he is a Trustee or has sole or shared voting power. Includes 40,771 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

(7) Includes 17,296 shares owned by members of Mr. Vanier's family in which he disclaims any beneficial interest. Includes 6,487,295 shares in various trusts of which Mr. Vanier is one of the Trustees and in a corporation in which Mr. Vanier and members of his family have certain beneficial interests (see footnote 4; Mr. Vanier is the brother of Ms. Carter's mother and 3,375,405 of the reported shares were also reported by Ms. Carter).

(8) Includes 2,755,172 shares owned by GROWMARK, Inc. in which Mr. Webb disclaims any beneficial interest.


     B. D Kraft, M. L. Andreas, C. T. Bayless and R. P. Reising are four of the five highest paid Executive Officers of the Company but are not Directors of the Company.

     B. D Kraft beneficially owns 2,816,348 shares of Common Stock of the Company, which number includes (1) shares allocated to him as a beneficiary under the Company's TRASOP, ADM Savings & Investment Plan and Tabor Employees Profit Sharing Plan, (2) 86,517 shares in trusts for members of his immediate family of which he is a Co-Trustee and in which he disclaims any beneficial interest, and (3) 39,852 shares that are subject to stock options exercisable within 60 days from the date of this Proxy Statement.




     M. L. Andreas beneficially owns 1,629,553 shares of Common Stock of the Company, which number includes (1) shares allocated to him as a beneficiary under the Company's TRASOP and ADM Savings & Investment Plan, (2) 1,132,652 shares owned by Andreas Corporation with respect to which he disclaims any beneficial interest in 940,102 shares, (3) 116,647 shares in trusts for members of his family and in which he disclaims any beneficial interest, and (4) 30,854 shares that are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

     C. T. Bayless beneficially owns 121,719 shares of Common Stock of the Company, which number includes (1) shares allocated to him as a beneficiary under the Company's TRASOP and ADM Savings & Investment Plan, (2) 178 shares owned by a member of his family with respect to which he disclaims any beneficial interest, and (3) 41,018 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

     R. P. Reising beneficially owns 96,365 shares of Common Stock of the Company, which number includes (1) shares allocated to him as a beneficiary under the Company's TRASOP and ADM Savings & Investment Plan, (2) 1,113 shares owned by a member of his family with respect to which he disclaims any beneficial interest, and (3) 9,026 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

        Common Stock beneficially owned by all Directors and Executive Officers as a group, numbering 40 persons including those listed above is 62,601,268 shares representing 11.01% of the outstanding shares, of which 583,041 shares are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

     G. Allen Andreas, President and Chief Executive Officer of the Company, is a nephew of D. O. Andreas. M. L. Andreas is a nephew of D. O. Andreas. G. Allen Andreas and M. L. Andreas are cousins. Mollie Hale Carter is a niece of J. K. Vanier.

Information Concerning Committees and Meetings

     During the last fiscal year the Board of Directors of the Company held five regularly scheduled meetings and one special meeting. Mr. Young attended less than seventy-five percent of the aggregate number of meetings of the Board and those committees of which he is a member.

     During the last fiscal year, the Board had Audit, Compensation, Nominating, Succession, Public Policy, Corporate Governance, and Special Committees. The Audit Committee consisted of Messrs. Coan, Block, Burt, Young and Ms. Carter; the Compensation Committee consisted of Messrs. Webb, Block, Coan, Johnson and Vanier; the Nominating Committee consisted of Ms. Carter and Messrs. Burt, Coan and Young; the Succession Committee consisted of Messrs. Webb, Archer, Coan, Johnson, Strauss and Vanier; the Public Policy Committee consisted of Messrs. Mulroney, Archer, Block, Webb and Young; the Corporate Governance Committee consisted of Messrs. Coan, Archer, Block, Burt, Johnson, Mulroney, Strauss, Vanier, Webb, Young and Ms. Carter; and the Special Committee which was dissolved in September 1997 consisted of Messrs. Mulroney, Johnson, Vanier and Webb.

     The Audit Committee, which met four times during the fiscal year, reviews (1) the overall plan of the annual independent audit, (2) financial statements, (3) scope of audit procedures,
(4) the performance of the Company's independent accountants and internal auditors,(5) auditors' evaluation of internal controls, and (6) matters of legal compliance.

     The Compensation Committee, which met four times during the fiscal year, reviews and establishes compensation of Officers, approves direct compensation in the amount of $150,000 or more annually to any employee and approves modifications and changes in employee benefit plans affecting benefits salaried employees receive under such plans. All of its actions are submitted to the Board for approval.

     The Nominating Committee, which met once during the fiscal year, considers and recommends nominees to the Board. The Committee will consider nominees recommended by a Stockholder provided the Stockholder submits the nominee's name in writing addressed to the Secretary of the Company listing the nominee's qualifications together with a statement signed by the nominee indicating a willingness to serve.



5
PAGE 6
Executive Compensation

     The following table sets forth information concerning the Company's Chief Executive Officer and the four other most highly paid Executive Officers of the Company.

                        Summary Compensation Table
                        __________________________
                                                         Long    All
                              Annual Compensation        Term    Other
Name and Principal Fiscal                Other Annual  Compen- Compen-
Position         Year    Salary   Bonus Compensation  sation  sation
                          $        $        $        #(1)    $(2)
                 ____   _________ _____ ____________ _______  _______
G. Allen       199  2,128,49   -0-      N/A      -0-   8,333
Andreas, Chief 819      5      -0-      N/A   105,000  6,000
Executive      97              -0-      N/A      -0-   6,000
Officer and    199   803,282
President      6
                     598,570

B. D Kraft,    199   861,502   -0-      N/A     -0-    8,333
Senior Vice    819   765,661   -0-      N/A    21,000  6,000
President      97    695,796   -0-      N/A     -0-    6,000
               199
               6

M. L. Andreas, 199   701,186   -0-     N/A      -0-    8,333
Senior Vice    819   655,234   -0-     N/A     15,750  6,000
President and  97    619,480   -0-     N/A      -0-    6,000
Assistant to   199
the Chairman   6

C. T. Bayless, 199   628,728   -0-     N/A      -0-    8,333
Executive Vice 819   461,900   -0-     N/A     31,500  6,000
President      97    412,463   -0-     N/A      -0-    6,000
               199
               6

R. P. Reising, 199   554,454   -0-     N/A      -0-    8,333
Senior Vice    819   438,660   -0-     N/A     15,750  6,000
President      97    389,368   -0-     N/A      -0-    6,000
               199
               6



(1) Number of options granted in fiscal year indicated and adjusted for all stock dividends and stock splits paid to date.

(2) These amounts represent the Company's matching contribution under the ADM Savings & Investment Plan, a 401(k) plan. This is a contributory plan available to all salaried employees, as well as hourly employees at specific locations, who have completed one year of service with the Company. For the period January 1, 1997 through June 30, 1997, employees could contribute 1% to 6% of regular earnings. The Company's matching contribution was equal to 100% of the first 2% and 50% of the next 4% of the employee's contribution. For the period July 1, 1997 through December 31, 1997, employees could contribute 1% to 10% of regular earnings. The Company's matching contribution is equal to 100% of the first 4% and 50% of the next 2% of the employee's contribution. The maximum employee contribution for calendar 1997 is $9,500. The employees' and the Company's contributions are used to purchase Common Stock of the Company from the Company. All contributions are fully vested to the participants; however, there are withdrawal restrictions.


     During the last fiscal year, compensation for nonemployee
Directors consisted of an annual retainer of $100,000, at least one-half of which will be paid in stock units pursuant to the Company's Stock Unit Plan for Nonemployee Directors.

     For each of the fiscal years in the two-year period commencing July 1, 1997 and ending June 30, 1999, D. O. Andreas will receive $800,000 per year for acting as the Chairman of the Board of Directors. Thereafter, for so long as Mr. Andreas continues in the position of Chairman, he will receive $300,000 per year. In accordance with the provisions of the Company's Stock Unit Plan for Nonemployee Directors, at least 50% of the first $100,000 of such compensation will be paid in the form of stock units.

     For the period July 1, 1997 through June 30, 1998 the
Executive Officers named above were not granted any stock options.

6
PAGE 7

                 Aggregated Option Exercises in Fiscal Year and
                        Fiscal Year-End Option Values (1)


Name           Shares       Value      Number of Unexercised   Value of Unexercised
               Acquired on  Realized   Options at Fiscal Year  In-the-Money Options
               Exercise     ($)        End (#)                 at Fiscal Year End ($)
               (#)

_____________  ___________  _________  _________  ___________  _________  ___________
___            __           __         __         __           __         __
                                       Exercisab  Unexercisab  Exercisab  Unexercisab
                                       le         le           le         le

G. A. Andreas     -             -       36,913     116,488     178,705      363,848
B. D Kraft        -             -       35,030      47,611     197,846      189,539
M. L. Andreas     -             -       26,996      37,155     151,860      149,101
C. T. Bayless     -             -       36,196      56,945     201,002      214,805
R. P. Reising  19,308       150,808      5,168      37,155      27,624      149,101

(1) Table reflects adjustments for stock dividends and stock splits paid to date.


     The Company has a Retirement Plan for Salaried Employees (the "Plan"). The Company made a contribution to the Plan for calendar and Plan year 1997 equal to the required minimum ERISA contribution. The following table shows the estimated annual benefits payable as a life annuity, upon normal retirement, to persons in specified salary and years-of-service classifications:
7
PAGE 8

  5 Year Average Base       For Years of Credited Service Shown
Below
     Compensation            10         20           30
35

       $200,000          $ 29,699 $   59,399   $   89,098  $
103,948
        400,000            61,699    123,399      185,098
215,948
        600,000            93,699    187,399      281,098
327,948
        800,000           125,699    251,399      377,098
439,948
      1,000,000           157,699    315,399      473,098
551,948
      1,200,000           189,699    379,399      569,098
663,948
      1,400,000           221,699    443,399      665,098
775,948
      1,600,000           253,699    507,399      761,098
887,948
      1,800,000           285,699    571,399      857,098
999,948
      2,000,000           317,699    635,399      953,098
1,111,948
      2,200,000           349,699    699,399    1,049,098
1,223,948
      2,400,000           381,699    763,399    1,145,098
1,335,948
      2,600,000           413,699    827,399    1,241,098
1,447,948
      2,800,000           445,699    891,399    1,337,098
1,559,948
      3,000,000           477,699    955,399    1,433,098
1,671,948

     The pension amount is based on the final average monthly compensation (average of the 60 consecutive months of the last 180 months which produce the highest average). For purposes of the Plan, the term "compensation" is defined as base compensation ("Salary" as shown in the Summary Compensation Table) paid during the Plan year. The pension amount is calculated as follows: final average monthly compensation times 56%, less 50% of primary Social Security payable at age 65 and proportionately reduced for service of less than 35 years and additional early retirement reduction when the pension commences prior to age 65. The normal retirement age under the Plan is age 65 with 5 years of service. The 5 year average compensation for purposes of the Plan of each of the five highest paid Executive Officers of the Company and the number of years of service rounded to the nearest year and credited to each of them under the Plan was as follows: G. A. Andreas $687,000 (25 years); B. D Kraft $692,309 (22 years); M. L. Andreas $602,973 (26 years); C. T. Bayless $413,607 (35 years); R. P. Reising $386,940 (23 years).

     Various provisions of the Internal Revenue Code of 1986 limit the amount of benefits payable under a qualified pension plan. When these limits operate to reduce a pension benefit payable under the Plan, the Company will provide additional amounts so that the total annual pension will be as provided in the Plan.
8
PAGE 9



Compensation Committee Report

      The Board of Directors of the Company has a Compensation Committee (formerly the Salary, Stock Option and Succession Committee) comprised of five outside directors. The Committee reviews and establishes compensation of officers, approves the direct compensation in the amount of $150,000 or more annually to any employee and approves modifications and changes in employee benefit plans with respect to the benefits salaried employees receive under such plans. All of its actions are submitted to the Board for ratification.

      The Company's compensation program is informal and rather simple consisting principally of salary and from time to time, not necessarily annually, an award of incentive stock options. Charges for the personal use of Company facilities, if any, gross-up an executive's cash remuneration. Options for stock are at the market price on the date of grant and are exercisable in increments usually over a five year term but none can be acquired during the first year. Bonuses and incentive awards are not a part of the compensation program, nor do any executives, including the Chief Executive Officer, have employment contracts.

      Compensation is not related to the market performance of the Company's stock or to the annual profit performance of the Company. Stock prices are not only reflective of earnings but are influenced by such factors as interest rates, fluctuations in foreign currencies, trading of corporate equities as commodities by large financial institutions and funds, comments and recommendations of security analysts, government actions (i.e. tax and fiscal policies) and market makers' perceptions of an entire industry. The performance of a Company in the basic food industry may be affected by plantings, global weather (such as floods and droughts), foreign nations' actions, including trade negotiations, and the Federal Government's programs, policies and restrictions. Management cannot manage the vagaries of the equity markets or the outside influences that relate to the production of food for human and animal consumption.

      The Company's compensation program is designed so that the annual compensation for its employees and for its executives remains competitive with that for comparable employment, responsibilities and performance in major industries, not only in the U.S. but on a world-wide basis. The Committee, consisting entirely of outside directors who are investors and business leaders, is familiar with compensation packages and also familiarizes itself with various forms and types of remuneration primarily from publications including general news reports, periodicals and reports of other public corporations.

      The Committee in its deliberations considers all of the factors listed above and in addition the following principles:
     a.   an individual's on-the-job performance;
     b.   the Company's ability to pay and its growth record;



     c.   cost-of-living increases; and
     d.   in  the  case  of  all individuals  except  the  Chief
          Executive, the recommendations of management and a person's supervisors.

      The compensation for the Chief Executive Officer was established by the Committee considering all of the factors previously described. The Committee proposed and the Board approved an annual salary of $2.4 million and options for 50,000 shares under the 1991 Incentive Stock Option Plan for G. A. Andreas at the July 1998 board meeting. Henceforth the Corporate Governance Committee, comprised of all of the non-management directors, shall evaluate the performance of the Chief Executive Officer consistent with these guidelines and certain specific CEO evaluation criteria established by the Corporate Governance Committee. The evaluation of the Corporate Governance Committee will be forwarded to the Compensation Committee which will establish the compensation for the Chief Executive Officer for ratification by the Board of Directors.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation paid in excess of $1,000,000 annually to the corporation's chief executive officer and four other most highly compensated executive officers. One of the exceptions to this deduction limit is for qualifying "performance-based" compensation. The Company's 1996 Stock Option Plan, approved by the stockholders at the Company's 1996 annual meeting, has been designed to qualify as a performance-based compensation plan satisfying this exception. However, other compensation paid to the Company's executive officers may be subject to the deduction limitation. The Committee believes, in order to retain the flexibility to compensate its executive officers in a competitive environment in accordance with the principles discussed above, that it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases. The
Committee will, however, continue to consider future opportunities for compliance with Section 162(m) that it feels are in the best interests of the Company and its stockholders. The Committee also believes that the amount of any expected loss of a tax deduction under Section 162(m) will be insignificant to the Company's overall tax position.

                                   Glenn Webb, Chairman

                                   J. R. Block

                                   G. O. Coan

                                   F. R. Johnson
                                   J. K. Vanier

9
PAGE 10

         Comparison of Five Year Cumulative Total Return
   Among Archer-Daniels-Midland Company (ADM), the S & P Foods
                              Index
                     and the S & P 500 Index

Measurement Period       ADM       S & P Foods         S & P 500
(Fiscal Year Covered)                   Index
Index
__________________       ___       __________          _________


Measurement Pt - 06/30/93     $100.00   $100.00        $100.00

FYE 06/30/94             $104.33   $100.13        $101.41
FYE 06/30/95             $131.52   $129.39        $127.84
FYE 06/30/96             $143.21   $152.21        $161.09
FYE 06/30/97             $186.67   $212.84        $216.99
FYE 06/30/98             $163.07   $267.49        $282.43


$100 invested on 06/30/93 in stock or index including reinvestment of dividends.
Fiscal year ending June 30.

Graph produced in accordance with SEC regulations by Research
Data Group, Inc.

10
PAGE 11

Certain Relationships and Related Transactions

     Mr. J. K. Vanier has a beneficial interest in farms and ranches in Kansas and other states. During the last fiscal year the farms and ranches made sales of grain totaling $84,192.00 to the Company on terms and conditions that were no more favorable than those afforded by any other customer.

     During the fiscal year ended June 30, 1998, the Company retained the services of the law firms of Akin, Gump, Strauss, Hauer & Feld of which Robert S. Strauss is a partner and Ogilvy Renault of which M. Brian Mulroney is the senior partner. The Company may continue to retain the services of, and refer specific matters to, these firms during the next fiscal year.

11
PAGE 12

Auditors

     The firm of Ernst & Young LLP, independent certified public accountants, has audited the records of the Company for many years. The Board of Directors wishes to continue the services of this firm for the fiscal year ending June 30, 1999, and the Stockholders' ratification of such appointment is requested. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of copies of reports furnished to the Company during the fiscal year ended June 30, 1998, the following persons filed the number of late reports or failed to file reports/representing the number of transactions set forth after his or her name: J. C. Ielase 1 report/1 transaction, W. Camp 1 report/1 transaction, and all nonemployee Directors 2 transactions/1 report each.

Stockholder's Proposal

     The following proposal and supporting statement have been submitted by John J. Gilbert and Margaret R. Gilbert, 29 East 64th Street, New York, New York 10021-7043 and Martin Glotzer, 7061 North Kedzie, Chicago, Illinois 60645. John J. Gilbert holds 659 shares of Company stock and/or Margaret R. Gilbert holds 441 shares of Company stock, and both trustees U/W of Samuel Rosenthal hold 641 shares of Company stock and both representing an additional family interest of 709 shares, and/or Martin Glotzer who holds 110 shares of Company stock:

     RESOLVED: That the stockholders of Archer-Daniels-Midland Company, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

                             REASONS

     Strong support along the lines we suggest were shown at the 1996 annual meeting when 24.4%, 91,366,745 shares, were cast in favor of this proposal.

     We believe the board of directors of Archer-Daniels should adopt cumulative voting in the election of directors as part of its program of corporate governance.

     Provision for cumulative voting brings to the corporate system a means by which a significant group of stockholders, though in the minority, can elect candidates of its choice, making a more diverse board of directors.

     If you agree, please mark your proxy for this resolution;
     proxies not marked will be voted consistent with the Company's discretionary authority.

RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST THE PROPOSAL

     The Board of Directors believes that each director should be chosen for his or her qualifications and ability to serve the Company and all of its Stockholders. Cumulative voting introduces the possibility of a director being committed to serve the special interests of a small fraction responsible for the director's election rather than the best interest of the Stockholders as a whole. The present system of voting for the election of directors avoids the conflict created when a director is elected by a narrow constituency.

     The Board of Directors recommends that Stockholders vote
AGAINST this Stockholder proposal.  Proxies solicited by the
Board of Directors will be so voted unless Stockholders specify a different choice.
12
PAGE 13
Deadline for Submission of Stockholder Proposals

     Proposals of Stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Archer-
Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois,
62526, no later than May 19, 1999.

Other Matters

     It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting, but in the event that other business does properly come before the meeting calling for a Stockholders' vote, the Proxy Committee will vote thereon according to its best judgment in the interest of the Company.

                                         By Order of the Board
of Directors

                                         ARCHER-DANIELS-MIDLAND
COMPANY

                                         D. J. Smith, Secretary

September 16, 1998
13
PAGE 14

                         Please Fill In and Sign the
Accompanying
                         Form of Proxy and Mail as Soon as
Possible
                            In the Enclosed Addressed Envelope.
                                 No Postage is Necessary.


                              ANNUAL MEETING OF STOCKHOLDERS

     YOU ARE URGED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS
THIS YEAR.  IT WILL BE HELD AT 10:00 A.M. ON THURSDAY, OCTOBER
22, 1998, AT THE JAMES R. RANDALL RESEARCH CENTER (FORMERLY
ADM/LAKEVIEW OFFICE), 1001 BRUSH COLLEGE ROAD, DECATUR,
ILLINOIS.

     ATTENDANCE TO THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS. IF YOU ARE A STOCKHOLDER OF RECORD AND PLAN TO ATTEND, PLEASE DETACH THE ADMISSION TICKET FROM THE BOTTOM OF YOUR PROXY CARD AND BRING IT WITH YOU TO THE ANNUAL MEETING.
THE NUMBER OF PEOPLE ADMITTED WILL BE DETERMINED BY HOW THE SHARES ARE REGISTERED, AS INDICATED ON THE ADMISSION TICKET. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE, PLEASE REQUEST AN ADMISSION TICKET BY WRITING TO:
ARCHER-DANIELS-MIDLAND COMPANY SHAREHOLDER RELATIONS, 4666 FARIES PARKWAY, DECATUR, IL 62526-5666. EVIDENCE OF YOUR STOCK OWNERSHIP, WHICH YOU CAN OBTAIN FROM YOUR BANK OR STOCKBROKER, MUST ACCOMPANY YOUR LETTER. STOCKHOLDERS WHO ARE NOT PRE-REGISTERED WILL ONLY BE ADMITTED TO THE MEETING UPON VERIFICATION OF STOCK OWNERSHIP. THE NUMBER OF TICKETS SENT WILL BE DETERMINED BY THE MANNER IN WHICH SHARES ARE REGISTERED. IF YOUR REQUEST IS RECEIVED BY OCTOBER 16, 1998, AN ADMISSION TICKET WILL BE MAILED TO YOU. ALL OTHER ADMISSION TICKETS CAN BE OBTAINED AT THE REGISTRATION TABLE LOCATED AT THE JAMES R. RANDALL RESEARCH CENTER (FORMERLY ADM/LAKEVIEW OFFICE) LOBBY BEGINNING AT 8:30 A.M. ON THE DAY OF THE ANNUAL MEETING.


14
PAGE 15
                    ARCHER-DANIELS-MIDLAND COMPANY
(LOGO) ADM      4666 Faries Parkway, Decatur, IL 62526
PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
The undersigned hereby appoints D. O. Andreas, M. H. Carter, and
G. O. Coan as Proxies, with the power of substitution, to represent and to vote, as designated below, all the shares of the undersigned held of record on August 24, 1998, at the Annual Meeting of Stockholders to be held on October 22, 1998 and any adjournments thereof.
The Board of Directors recommends that Stockholders vote FOR the following:
1.  ELECTION OF DIRECTORS
    FOR ___ all nominees listed below (except as indicated below)
    WITHHOLD AUTHORITY ___ to vote for all nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
D. O. Andreas, G. O. Coan, G. A. Andreas, J. K. Vanier, A. Young, R. Burt, O. G. Webb, F. R. Johnson, R. S. Strauss, M. B. Mulroney, J. R. Block, M. H. Carter;
2. Ratify the appointment of Ernst & Young LLP as independent accountants for the fiscal year ending June 30,
1999;
     FOR __ AGAINST __ ABSTAIN __
The Board of Directors recommends that Stockholders vote AGAINST the following:
3. Adopt Stockholder's Proposal
     FOR __ AGAINST __ ABSTAIN __
all as more fully referred to in the Proxy Statement with respect to such meeting, and upon such other matters as may properly come before such meeting.
4. Do you plan to attend the meeting?  YES __  NO __

This Proxy when properly executed will be
voted in the manner directed herein by the
undersigned Stockholder.  If no direction
is made, this Proxy will be voted for
Proposals 1 and 2, and against Proposal 3.
Please sign exactly as name(s) appear below.
___________________________
When shares are held by joint tenants, both     Signature
should sign.  When signing as attorney,
executor, administrator, trustee or guardian,
please give full title as such.  If a
___________________________
corporation, please sign in full corporate      Signature if
held jointly
name by President or other authorized officer.
If a partnership, please sign in partnership
name by authorized person.                     DATED:
______________, 1998

                                                     PLEASE
MARK, SIGN,
                                                     DATE AND
RETURN THE
                                                     PROXY CARD
PROMPTLY
                                                USING THE
ENCLOSED ENVELOPE
15